Exhibit 10.1B
AMENDMENT No. 2 to EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 3, 2021 (the “Effective Date”) by and between Jay D. Debertin (the “Executive”) and CHS Inc. (the “Company”) and amends that certain Employment Agreement effective May 22, 2017 and amended by Amendment No. 1 dated November 5, 2020 (the “Agreement”) by and between Executive and the Company. All terms capitalized herein shall have the same meanings ascribed to them in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

WHEREAS, Executive and Company entered into the Agreement; and

WHEREAS, Executive and Company desire to amend the Agreement to make the changes as are stated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties amend the Agreement as follows:

1. Section 3(c) of the Agreement is amended in its entirety to read:

(c) Long-Term Incentive Opportunity. To the extent the Company determines to award long-term incentive compensation, Executive shall be eligible to participate in such programs (subject to the terms and conditions set forth in the applicable plan and agreements) and shall be eligible to receive a long-term incentive award at the following percentages of the average annual Base Salary during the three year performance period applicable to such award opportunity, as approved by the Board in its sole discretion, if the Company and Executive achieve certain performance targets during certain performance periods proposed by management and approved by the Board:

•Threshold – 150%
•Target – 300% (such target award, the “Target LTIP Award”)
•Maximum – 600%

Awards from the Company’s Long-Term Incentive Plan are contributed to the Company’s Deferred Compensation Plan after the end of a performance period and vest over an additional 28-month period following the performance period end date.

2. The above revised long-term incentive award percentages shall be used to determine the award opportunity under any long-term incentive plan performance period commencing on or after September 1, 2021. The prior long-term incentive award percentages shall apply to all three-year long-term incentive plan performance periods that commenced prior to September 1, 2021.

For clarity, the phrase “prior long-term incentive award percentages” means the following percentages of the Executive’s average annual Base Salary during the applicable three-year performance period:

•Threshold – 75%
•Target – 150%
•Maximum – 300%
•Superior – 500%

Except as herein above modified, the terms and conditions of the Agreement shall remain in full force and effect.

This Amendment No. 2 may be executed in counterparts and signatures transmitted electronically shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

CHS INC.

By: _______________________________

Name: Daniel Schurr

Title: Chairman of the Board of Directors

JAY D. DEBERTIN

_______________________________